UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

RIVIERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9237

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2010, the Compensation Committee of the Board of Directors (the “Board”) of Riviera Holdings Corporation (the “Company”) (a) increased the annual salary of Mr. Tullio J. Marchionne,  a member of the Company’s Office of the CEO and the Company’s Secretary and General Counsel, and Secretary and Executive Vice President of Riviera Operating Company (“ROC”), from $250,000 to $300,000 and (b) increased the annual salary of Mr. Phillip B. Simons, a member of the Company’s Office of the CEO and the Company’s Treasurer and Chief Financial Officer (“CFO”) and ROC’s Treasurer, Vice President of Finance and CFO, from $200,000 to $250,000.  The salary increases for Messrs. Marchionne and Simons are retroactive to April 19, 2010, the date on which the Board appointed Messrs. Marchionne and Simons to the Office of the CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Phillip B. Simons
Phillip B. Simons
Treasurer and Chief Financial Officer